EXHIBIT 10.1


                                 AMENDMENT TO



                              PURCHASE AGREEMENT



                                BY AND BETWEEN


                      SEDCO, INC. AND CAPCO ENERGY, INC.



                              SEPTEMBER 30, 2003

                        AMENDMENT TO PURCHASE AGREEMENT

      THIS AMENDMENT TO THE PURCHASE AGREEMENT, is made as of September 30, 2003, between Sedco, Inc. ("Purchaser") and Capco Energy, Inc. ("Seller").

      WHEREAS, Purchaser and Seller desire to make certain amendments to the Purchase Agreement between the two parties dated April 30,2003;

      NOW THEREFORE, in consideration of the mutual promises, covenants, provisions and representations contained in the agreement, the parties hereto agree as follows:

      The Purchase price in Article 1 Paragraph 1.3 shall be amended as follows:

      1.3 PURCHASE PRICE. Subject to all of the terms and conditions set forth in the Agreement and in reliance on the representations, warranties and covenants hereinafter set forth, Purchaser shall deliver to Seller $1,750,000 (hereinafter referred to as the "Purchase Price"), at closing, as follows:

            a) $300,000  previously  loaned  to  Seller  by Purchaser  will  be applied to purchase price as a non-refundable portion of the purchase price.
            b) A $450,000  promissory  note, ("Note 1") bearing interest at the annual rate of 7%. The note will be due on April 30, 2004. Interest payments will be due on the first day of each month until paid, beginning June 1, 2003. This note is to be offset against payables as agreed on September 14, 2003.
            c) A $1,000,000 promissory note, ("Note 2") bearing interest at the annual rate of 7%. The note will be due on October 31,2003. Interest payments will be due on the first day of each month until paid, beginning June 1, 2003. This note is to be offset against payables as agreed on September 14, 2003.
            d) The  3,000,000  shares of Sellers common stock deposited by  the
               Purchaser with the Corporate Secretary of Seller, shall be released back to the Purchaser
            e) Purchaser   will  obtain  releases  of  all  guarantees  and  co
               borrowings of Seller related to the Asset within 365 days.

      The Fairness Opinion shall be obtained by October 31, 2003.

      All other terms and conditions shall remain the same.

      AGREED TO AND ACCEPTED as of the date first above written.

PURCHASER:                                         SELLER:


Sedco, Inc.                                   Capco Energy, Inc.

/s/  Ilyas Chaudhary                          /s/ Dennis R. Staal
--------------------                          -------------------
 President                                    Director

By: /s/ Ilyas Chaudhary                       By: /s/ Dennis R. Staal
Title:  President                             Title: Director